SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 10549
                           FORM 8-K/A

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): March 5, 2002




                    IGENE BIOTECHNOLOGY, INC.
      _____________________________________________________
     (Exact name of registrant as specified in its charter)



          MARYLAND              0-15888         52-1230461
____________________________  _____________  ___________________
(State or other jurisdiction  (Commission    IRS Employer
 of incorporation)             File Number)  Identification No.)



           9110 Red Branch Road
               Columbia, MD                        21045-2024
________________________________________         ______________
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (410) 997-
2599

      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     We are providing the following unaudited pro forma consolidated financial statements to give you a better picture of what the results of operations and financial position of Igene Biotechnology, Inc. ("Igene") might have been had the acquisition of all issued outstanding shares of common stock of ProBio Nutraceuticals, AS, a Norwegian corporation ("ProBio") been completed at an earlier date. The unaudited pro forma consolidated statements of income for the three quarters ended September 30, 2001 give effect to the purchase as if they had been completed on January 1, 2002. The unaudited pro forma consolidated balance sheet as of September 30, 2001 gives effect to the offer and the purchase as if they had been completed on that date.

     Igene's acquisition of ProBio will be accounted for using the purchase method of accounting, as prescribed by SFAS No. 141, "Business Combinations." Accordingly, the purchase price will be allocated to the estimated fair value of identifiable net assets acquired. The excess purchase price remaining after this allocation is accounted for as an expense to account for termination of the prior sales agency agreement between Igene and ProBio.

     We have prepared these unaudited pro forma consolidated financial statements based on available information, using assumptions that Igene's management believes are reasonable. These unaudited pro forma consolidated financial statements are being provided for informational purposes only. They do not purport to represent Igene's actual financial position or results of operations had the purchase occurred on the dates specified nor do they project Igene's results of operations or financial position for any future period or date.

     The unaudited pro forma consolidated statements of income do not reflect any adjustments for nonrecurring items or operating synergies arising as a result of the purchase. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in

Igene's financial statements published after the completion of the purchase will vary from the adjustments included in the unaudited pro forma consolidated financial statements included in this Form 8-K/A.

     The unaudited pro forma consolidated financial statements should be read in conjunction with Igene's audited and unaudited historical financial statements and related notes, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                    IGENE Biotechnology, Inc. and Subsidiary
                 Unaudited Pro Forma Consolidated Balance Sheets

                                                 September 30,       Pro Forma         Pro Forma
                                                         2001      Adjustments(1)       Combined
                                                 _____________    ____________     _____________

                                                  Historical
                                                 _____________
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                      $   185,549      $    1,947 (2a)  $   187,496
     Accounts receivable, net                       1,411,728         151,603 (2b)    1,563,331
     Inventory                                        603,108          80,370 (2b)      683,478
     Prepaid expenses
        and other current assets                      268,676             ---           268,676
     Deferred costs, current portion                   74,160             ---            74,160
                                                 _____________    ____________     _____________

                                                    2,543,221         233,920         2,777,141

OTHER ASSETS
     Property and equipment, net                      165,808          78,236 (2b)      244,044
     Deferred costs, net of current portion           333,396          15,866 (2b)      349,262
     Other assets                                       6,015             ---             6,015
                                                 _____________    ____________     _____________

          TOTAL ASSETS                            $ 3,048,440      $  328,022       $ 3,376,462
                                                 =============    ============     =============

                    IGENE Biotechnology, Inc. and Subsidiary
                 Unaudited Pro Forma Consolidated Balance Sheets
                                   (continued)
                                                 September 30,        Pro Forma         Pro Forma
                                                         2001       Adjustments(1)       Combined
                                                 _____________    _____________     _____________

                                                   Historical
                                                 _____________
LIABILITIES, REDEEMABLE PREFERED STOCK
   AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable and accrued expenses        $ 1,242,299      $   109,646 (2b)  $ 1,351,945
                                                 _____________    _____________     _____________

          TOTAL CURRENT LIABILITIES                 1,242,299          109,646       $ 1,351,945
                                                 _____________    _____________     _____________

LONG-TERM DEBT
     Notes payable                                  6,057,959              ---         6,057,959
     Convertible debentures                         2,114,212        1,000,000 (2d)    3,114,212
     Variable rate subordinated debenture           1,500,000              ---         1,500,000
     Lease payable                                      3,435              ---             3,435
     Accrued interest                               1,768,644              ---         1,768,644
                                                 _____________    _____________     _____________

           TOTAL LIABILITIES                       12,686,549        1,109,646        13,796,195
                                                 _____________    _____________     _____________
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK
     Carrying amount of redeemable preferred
       stock, 8% cumulative, convertible,
       voting, series A, $.01 par value per
       share. Redemption value $16.32.
       Authorized 1,312,500 shares,
       issued 26,405 shares                           430,930              ---           430,930
                                                 _____________    _____________     _____________

STOCKHOLDERS' DEFICIT
     Common stock, $.01 par value per share.
          Authorized, 750,000,000 shares;
          issued and outstanding 62,765,581
          shares.                                     627,656           80,000 (2c)      707,656
     Additional paid-in capital                    21,516,179          320,000 (2c)   21,836,179
     Deficit                                     ( 32,212,874)      (1,181,624)(2e) ( 33,394,498)
                                                 _____________    _____________     _____________

          TOTAL STOCKHOLDERS' DEFICIT            ( 10,069,039)    (    781,624)     ( 10,850,663)
                                                 _____________    _____________     _____________

          TOTAL LIABILITIES AND
             STOCKHOLDERS' DEFICIT                $ 3,048,440      $   328,022      $  3,376,462
                                                 =============    =============     =============

                    IGENE Biotechnology, Inc. and Subsidiary
            Unaudited Pro Forma Consolidated Statements of Operations
                                                   Nine Months
                                                         Ended
                                                 September 30,         Pro Forma         Pro Forma
                                                          2001       Adjustments          Combined
                                                 _____________     _____________     _____________

                                                   Historical
                                                 _____________
Sales                                             $ 3,014,611       $       ---       $ 3,014,611
Cost of sales                                       2,659,467               ---         2,659,467
                                                 _____________     _____________     _____________

     Gross profit (loss)                              355,144               ---           355,144
                                                 _____________     _____________     _____________

Selling, general & administrative expenses:
     Marketing and selling                            900,115               ---           900,115
     Research, development and pilot plant            389,877               ---           389,877
     General and administrative                       425,433               ---           425,433
     Litigation expenses                                  ---               ---               ---
                                                 _____________     _____________     _____________

          Total operating expenses                  1,715,425               ---         1,715,425

          Operating loss                         (  1,360,281)              ---      (  1,360,281)
                                                 _____________     _____________     _____________
Other income (expense)
  Interest expense, net of
          interest income of $1,700              (    601,029)              ---      (    601,029)
     Expense of Contract Termination                      ---      (  1,181,624)(2e) (  1,181,624)
     Other income                                       6,000               ---             6,000
                                                 _____________     _____________     _____________

          Net loss                               ($ 1,955,310)     ($ 1,181,624)     ($ 3,136,934)
                                                 =============     =============     =============

          Basic and diluted
          net loss per common share              ($      0.03)     ($      0.02)     ($      0.05)
                                                 =============     =============     =============

         THE IGENE BIOTECHNOLOGY, INC. AND SUBSIDIARIES
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Presentation

     The following summary of pro forma adjustments is based on available information and certain estimates and assumption.
Therefore, the actual adjustments will differ from the pro forma adjustments. Igene believes that such assumptions provide a reasonable basis for presenting the significant effects of the purchase and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Statements.

     Igene has accounted for the purchase in accordance with the requirements of SFAS No. 141, "Business Combinations." It was determined that the excess purchase price paid over the identifiable assets of ProBio would not meet the criteria under SFAS No. 142 "Goodwill and Other Intangible Assets" to be classified as goodwill. As a result, the excess purchase price paid over the identifiable assets of ProBio was classified as the cost to terminate as-then existing sales agreement contract between Igene and ProBio.

     Amounts for Igene were derived from the historical consolidated financial statements of Igene.

2.   Adjustments to the Unaudited Pro Forma Consolidated
     Balance Sheet

     The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the following transactions and events: (1) the issuance of Igene common stock, convertible debentures, and cash in exchange for all outstanding ProBio common stock; (2) the allocation of the purchase price to the assets acquired and liabilities assumed based on a preliminary estimate of their respective fair values at September 30, 2001; (3) the recognition of the expense of the termination of the earlier sales agency agreement.

     The market value of Igene common stock to be issued was based upon the closing market price of $.05 per share at December
28, 2001, the date at which point the common stock was issued to consummate the purchase.

           IGENE BIOTECHNOLOGY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                       (Continued)

The estimated pro forma allocation of the purchase price is as follow (in thousands):

Cash. . . . . . . . . . . . . . . . . . . . . .     $   400,000
Market value of Igene common stock
   to be issued . . . . . . . . . . . . . . . .         400,000
Convertible debenture . . . . . . . . . . . . .       1,000,000
                                                   _____________

Total purchase price. . . . . . . . . . . . . .     $ 1,800,000

Estimated fair value of ProBio net assets acquired:

Cash  . . . . . . . . . . . . . . . . . . . . .     $   401,947
Accounts receivable . . . . . . . . . . . . . .         151,603
Property and equipment. . . . . . . . . . . . .          78,236
Inventory . . . . . . . . . . . . . . . . . . .          80,370
Deferred Assets . . . . . . . . . . . . . . . .          15,866
Accounts payable. . . . . . . . . . . . . . . .    (    109,646)
                                                   _____________
Estimated fair value
   of identifiable net assets acquired. . . . .     $   618,376
                                                   _____________
Excess of purchase price
   over net assets acquired
   (sales agency termination fee) . . . . . . .     $ 1,181,624
                                                   _____________

  (a) Represents the net cash activity. Part of the purchase price of ProBio included $400,000 in cash. As of the pro forma date ProBio had $401,947.

  (b) Represents the presumed fair value of assets received and liabilities assume by Igene Biotechnology, Inc. as part of the purchase.

  (c) Reflects the issuance of 8 million shares of Igene common stock, par value $0.01 per share. The excess of the $0.05 per share fair at date of issuance value over the $0.01 per share par value was recorded as a $0.04 per share adjustment to paid in capital.

  (d) Reflects the issuance of $1 million of three year 6% convertible debentures issued as part of the purchase price of ProBio.

  (e) Reflects the expense of the termination of the sales agency agreement Igene Biotechnology, Inc. had previous with ProBio.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


IGENE Biotechnology, Inc.
(Registrant)


By:     /s/ Stephen F. Hiu
        _________________________
Name:   Stephen F. Hiu
Title:  President



Dated:  March 5, 2002